                             C O N F I D E N T I A L




                              AMENDED AND RESTATED

                          RAIL TRANSPORTATION AGREEMENT
                                     between

                         UNION PACIFIC RAILROAD COMPANY
                                       and

                PACER INTERNATIONAL, INC., d/b/a PACER STACKTRAIN
                    (f/k/a APL LAND TRANSPORT SERVICES, INC.)
                                       and
                         AMERICAN PRESIDENT LINES, LTD.
                                       and
                                APL CO. PTE LTD.

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                                                  TABLE OF CONTENTS

Section 1.    EFFECTIVE DATE, TERM AND RENEWAL ................................................................   2
Section 2.    DEFINITIONS .....................................................................................   2
Section 3.    AUTHORIZED AGENT ................................................................................   2
Section 4.    RAIL TRANSPORTATION SERVICES TO BE PROVIDED BY UP ...............................................   3
                  Linehaul Services ...........................................................................   3
Section 5.    TERMINAL SERVICES TO BE PROVIDED BY UP ..........................................................   4
                  A.  General Services ........................................................................   4
                  B.  Loading Containers ......................................................................   5
                  C.  Other Terminal Services .................................................................   5
                  D.  Facilities ..............................................................................   6
                  E.  Additional Terminal Services Provided by UP for Stack
                      Car Trains for Which UP Does Not Receive a Linehaul .....................................   7
Section 6.    UP EQUIPMENT OBLIGATIONS ........................................................................   9
                  A.  Intermodal Cars Furnished by UP .........................................................   9
                  B.  Stack Car Supply ........................................................................  10
                  C.  UP Relief From Obligation ...............................................................  10
                  D.  Equipment Use ...........................................................................  10
                  E.  Maintenance of Equipment ................................................................  11
                      1.   Responsibility .....................................................................  11
                      2.   Cost of Repairs for APL Stack Cars .................................................  11
                      3.   Cost of Repairs for Containers and Chassis .........................................  11
                      4.   Repairs by Non-Responsible  Party ..................................................  12
                      5.   Permission to Enter ................................................................  12
Section 7.    SERVICE COMMITMENTS BY UP .......................................................................  13
Section 8.    APL'S VOLUME COMMITMENT                13
Section 9.    CAR COST COMPONENT AND USE OF APL OWNED
                  STACK CARS ..................................................................................  13
                  A.  APL's Payment for Stack Cars ............................................................  13
                  B.  UP Use of and Payment for APL Owned or Leased Stack Cars ................................  15
Section 10.   OTHER APL OBLIGATIONS ...........................................................................  16
                  A.  Collection of Charges        16
                  B.  Shipping Orders              16
                  C.  UP Domestic Container Space .............................................................  16
Section 11.   EQUIPMENT STORAGE ...............................................................................  17
                  A.  Parking Spaces at Terminals .............................................................  17
                  B.  Equipment Storage Charges ...............................................................  17
                  C.  Storage of Stack Cars ...................................................................  17
Section 12.  PARTICIPANT AND TPI SHIPMENTS ....................................................................  18
                  A.  UP and Participants To Negotiate All Terms Other Than
                      Rates and Train Schedules ...............................................................  18
                  B.  Participants' Volume Commitment                19
                  C.  International Shipments for TPI Customers ...............................................  19
Section 13.   RATES/ADJUSTMENT TO RATES .......................................................................  19
Section 14.   COMPETITIVE PROPOSALS ...........................................................................  19
Section 15.   FORCE MAJEURE ...................................................................................  19
Section 16.   ARBITRATION .....................................................................................  20
                  A.  Panel ...................................................................................  20
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
                  B.  Arbitrators' Findings and Rules of Evidence .............................................  21
                  C.  Arbitrators' Duties .....................................................................  22
                  D.  Expenses ................................................................................  22
                  E.  Confidentiality .........................................................................  22
Section 17.   RENEGOTIATION ...................................................................................  22
Section 18.   MUTUAL INDEMNITY ................................................................................  23
Section 19.   CLAIMS FOR CARGO LOSS AND DAMAGE ................................................................  24
                  A.  Domestic Shipments and Third Party Equipment ............................................  24
                  B.  International Shipments .................................................................  24
                      1.   Duties of Parties ..................................................................  24
                  C.  Processing of Cargo Claims ..............................................................  25
                  D.  Notification of Damage ..................................................................  26
                  E.  Agreement Only for Benefit of Party .....................................................  26
                  F.  Condition Precedent .....................................................................  27
Section 20.   HAZARDOUS MATERIALS AND RESTRICTED COMMODITIES ..................................................  27
                  A.  Hazardous Materials .....................................................................  27
                  B.  Indemnity ...............................................................................  28
                  C.  Duty of Cooperation .....................................................................  28
Section 21.   FEDERAL CONTRACTOR REQUIREMENTS .................................................................  29
                  A.  Applicable Laws .........................................................................  29
                  B.  Certification ...........................................................................  30
Section 22.   OTHER AGREEMENTS ................................................................................  30
Section 23.   WHEN TERMS AND PROVISIONS OF UP'S INTERMODAL
                  RULES APPLY .................................................................................  31
Section 24.   ASSIGNMENT ......................................................................................  31
Section 25.   YEAR 2000 COMPLIANCE ............................................................................  33
Section 26.   NOTICES .........................................................................................  34
Section 27.   CONFIDENTIALITY .................................................................................  35
Section 28.   VENUE ...........................................................................................  36
Section 29.   APPLICABLE LAW ..................................................................................  36

                             C O N F I D E N T I A L
                              AMENDED AND RESTATED
                          RAIL TRANSPORTATION AGREEMENT

                  THIS AGREEMENT is made and entered into as of the ____ day of May, 2002, between UNION PACIFIC RAILROAD COMPANY, a Delaware Corporation ("UP"), and PACER INTERNATIONAL, INC., d/b/a PACER STACKTRAIN (f/k/a APL LAND TRANSPORT SERVICES, INC.), a Tennessee corporation (hereafter "LTS" or "Pacer"), and AMERICAN PRESIDENT LINES, LTD., a Delaware corporation (hereafter "APL International") and APL CO. PTE LTD., a Singapore company (hereafter "APL Co."). LTS, APL International and APL Co. are sometimes jointly referred to as "APL". RECITALS

                  APL International and APL Co. provide ocean common carrier freight transportation. LTS provides intermodal management services and acts as agent for APL International, APL Co., Participants and TPI Customers. UP provides rail transportation services as a common and exempt intermodal carrier.

                  APL International, APL Co., LTS and UP are parties to that certain Rail Transportation Agreement dated October 11, 1996 (the "Original Agreement"), pursuant to which UP provides rail transportation services to APL for the movement of foreign and domestic cargo in Containers under the terms and conditions contained therein. The Original Agreement also covers transportation via the former Southern Pacific Transportation Company and its affiliated railroads (collectively referred to as "SP") which have been acquired by and are under common control with UP.

         The Original Agreement further provides for (i) carriage of International Shipments in Containers owned or leased by third party ocean carriers (hereafter "TPI Shipments") as arranged by APL; (ii) carriage of Domestic Shipments in Containers owned or leased by third party ocean carriers as arranged by APL; and (iii) carriage of auto parts shipments for foreign automobile companies in APL or other ocean carrier Containers as arranged by APL (hereafter "CKD Shipments"). The term "International Shipments" as used in the Original Agreement (and in this Agreement) includes shipments moving for the benefit of APL International, APL Co., TPI Shipments and CKD Shipments.

                  The Original Agreement also formalized and consolidated agreements and understandings, which have been reached over the years between the parties, in anticipation of the transaction involving the recapitalization of LTS which occurred in May 1999 and resulted in a substantial change in ownership of LTS.

                  The parties desire to amend and restate the Original Agreement to read as set forth in this Agreement in order to give effect to certain agreements and understandings among them regarding car supply and to make certain other technical changes and corrections as they have deemed necessary.

                                    AGREEMENT

                  NOW THEREFORE, the parties agree as follows:

Section 1.        EFFECTIVE DATE, TERM AND RENEWAL

                  The Original Agreement took effect on October 11, 1996, thirty days after the Control Date, and as amended and restated herein shall continue to be in effect until October 10, 2011.

Section 2.        DEFINITIONS

                  Capitalized terms used in this Agreement which are not defined in the Agreement itself will have the meanings set forth in Exhibit A to this Agreement.

Section 3.        AUTHORIZED AGENT

                  APL International and APL Co. designate LTS as their authorized representative for the following purposes under this Agreement, including but not limited to:

         1.       Paying transportation charges, as required by this Agreement;
         2. Arranging all operational matters connected with APL International's and APL Co.'s Containers;
         3.       Giving and receiving all notices under this Agreement; and
         4. Performing all other actions and performance required of or permitted to APL International and APL Co. under this Agreement.

                  APL International and APL Co. reserve the right, at their sole discretion and upon prior notice to UP, to take such direct actions and directly perform such obligations under this Agreement as they deem necessary or convenient. It is contemplated by the parties that such direct action and performance by APL International and APL Co. generally will be limited to cargo claims, federal contractor compliance, and other administrative matters.

                  Notwithstanding the foregoing the parties agree that in the event LTS fails to perform any of the duties and responsibilities for APL International and APL Co. with respect to this Agreement with UP, APL International and APL Co. shall perform those duties and responsibilities, particularly payment of transportation charges as required by this Agreement.

Section 4.        RAIL TRANSPORTATION SERVICES TO BE PROVIDED BY UP

                  Linehaul Services

                  UP shall transport loaded Containers carrying International and Domestic Shipments, empty Containers or empty APL Stack Cars between the points and at the divisions, charges and rates (hereafter "Rates") set forth in Exhibit B, as adjusted from time to time under the terms of this Agreement.

Section 5.        TERMINAL SERVICES TO BE PROVIDED BY UP

         A.       General Services

                  The Rates set forth in Exhibit B, as adjusted from time to time under the provisions of this Agreement, include the following additional services to be performed by UP or its authorized agents or independent contractors:

                  (a) Lifting Equipment onto Intermodal Cars and securing Equipment onto Intermodal Cars and unsecuring Equipment and lifting or driving Equipment from Intermodal Cars except at On-Dock facilities.

                  (b) Preparing Equipment receipt and interchange inspection reports evidencing the apparent condition of the Equipment at times of interchange providing copies of those reports to APL;

                  (c) Providing timely notification of Arrival and Availability of Shipments to APL or Participant as identified on the bill of lading;

                  (d) Assessing and collecting any Equipment storage charges against Participants for Domestic Service shipments held at any UP terminal beyond the free time as may be provided in UP's Intermodal Rules except as otherwise provided herein. The Parties agree that APL shall not be responsible for payment of storage charges on Participants' shipments; however, APL shall cooperate with UP to enable UP to collect storage charges on Participants' shipments.

                  (e) Providing APL with a daily inventory report of all APL owned or leased Stack Cars, Containers and chassis on hand at UP's Global One facilities. Such report will be by unit number and will be furnished once daily by 10:00 AM Chicago time for each calendar day.

                  (f) Such other transferring, marshaling and repositioning of Equipment within rail terminals as may be necessary or convenient to carry the purposes of this Agreement into effect.

         B.       Loading Containers

                  Except at On-Dock Facilities, UP shall load the Containers tendered under this Agreement on to Intermodal Cars in a timely manner. UP shall load Intermodal Cars properly in accordance with any safe operating parameters given by connecting rail carriers to UP and/or established by UP, the AAR or the FRA.

                  When Stack Cars are received from connecting rail carriers at interchange points, UP shall accept the connecting rail carrier's loading of top and bottom Containers on each platform as being in accordance with the loading capabilities of the Stack Cars and normal railroad operating parameters.

         C.       Other Terminal Services

                  APL will pay the Rates set forth in Exhibit B for the following additional terminal services:

                  (a) Transferring Containers at Global One between Railcars, including Stack Cars and Standard Railroad Flatcars. Such service includes the attachment or detachment of a chassis.

                  (b) Unloading or loading empty Containers, when directed by APL, from or to Stack Cars or Flatcars when such empty Containers are received or delivered in interchange from or to connecting rail carriers at Chicago, Illinois and on which UP does not receive a linehaul movement.

                  (c) Lifting Containers when directed by APL, between chassis; or from the ground to chassis or from chassis to ground, when directed by APL or required due to APL's shortage of chassis, and the charge for such lifting is not covered in the linehaul rates shown in Exhibit B to this Agreement or in (a) or (b) above.

         D.       Facilities

                  (a) UP agrees to maintain its Chicago, IL area Stack Car Train terminal facility at a size and capacity such as will accommodate APL's requirements for Stack Car Train traffic and terminal services.

                  (b) UP agrees to provide APL with use of no less than one set of three ramp tracks and two cranes or lifting devices during the scheduled loading or unloading of any APL Stack Car Train of ten (10) or more cars.

                  (c) UP shall lease to APL for the term of this Agreement and any extensions thereof 1,800 square feet of office space at its Global One facility to APL for APL's use in the administration of its Stack Car Train operations. The lease shall contain normal and customary terms and conditions concerning tenant and landlord obligations and responsibilities, and the rent required shall not exceed the fair rental value of the leased premises.

         E. Additional Terminal Services Provided by UP in Chicago, IL for Stack Car Trains for Which UP Does Not Receive a Linehaul.


                  In addition to providing terminal service in connection with APL Stack Car Trains for which UP receives a linehaul movement, UP shall also provide additional terminal services as defined in this Section 5 for APL Stack Car Trains which UP does not handle in linehaul service.

                  (1) Such additional terminal services will not be provided for Stack Car Trains originating or terminating in the States of Washington, Oregon or California for which UP does not receive a linehaul.

                  (2) Such additional terminal services shall be limited to apply to a reasonable number of weekly Stack Car Trains but in no case less than two such Stack Car Trains per week.

                  (3) UP shall have no obligations hereunder to provide Intermodal Cars used in transferring Containers from such Stack Car Trains for movement beyond the Chicago, IL area. However, upon notice from APL, UP will use reasonable efforts to furnish any excess Intermodal Cars that may be in UP's possession at Chicago, IL.

                  (4) Such terminal services shall not include payment by UP of any other rail carrier's switching charges.

                  (5) APL shall reimburse UP for any transportation expense incurred by UP for the movement of traffic which UP did not handle in linehaul service.

                  (6) At UP's option, such terminal service will be provided at either UP's Global One or Global Two facilities.

                  (7) UP shall assess and APL shall pay a per Container fee as set forth in Exhibit B for such additional terminal services, provided however, such per Container fee shall only be assessed when UP does not receive a linehaul movement. Also UP shall assess and APL shall pay an additional fee for each Container transferred between Stack Cars and Flatcars as set forth in Exhibit B. This charge includes attachment to or detachment from a chassis. When UP does not receive a linehaul, such additional terminal services shall be performed under operating Schedules as mutually agreed upon by UP, APL and, where necessary, the connecting rail carrier providing linehaul transportation service.

Section 6.        UP EQUIPMENT OBLIGATIONS

         A.       Intermodal Cars Furnished by UP

                  1. At each intermodal terminal where APL tenders volumes to UP, UP shall furnish APL with a sufficient number of Stack Cars to transport loaded and empty Containers tendered by APL on any given day for movement under the applicable Train Schedule, provided that APL shall provide verbal advance notice of its estimated Stack Car needs to UP as provided in Section 6.A.2. below.

                  2. Other than for shipments originating at On-Dock rail terminals at San Pedro, CA, Tacoma, WA and Seattle, WA ("On Dock Terminals"), APL will provide UP with twelve (12) hours verbal advance notice of its estimated Stack Car needs. For shipments originating at the On Dock Terminals, APL will provide UP with five (5) days advance verbal notice of its anticipated Stack Car needs based upon inbound ocean vessel loadings. Further, APL will provide UP with twenty-four (24) hours advance verbal notice of its actual Stack Car needs so as to allow sufficient time for UP to position the required empty Stack Cars to the On Dock Terminal.

                  3. The parties recognize that the day-to-day volume of domestic and international export loaded containers cannot be predicted with certainty. Further, the parties recognize that the available supply of Stack Cars for outbound loading at any given rail intermodal terminal and at On Dock Terminals is also dependent upon timely arrival and unloading of inbound trains. Considering these factors, the parties also recognize that APL cannot provide UP with precise advance notice of its daily Stack Car needs. However, APL will use its best efforts to provide the most accurate advance notice as possible. So long as APL provides the advance notice as required in sub-paragraph A.2. of this Section 6, APL's failure to provide the exact number of Stack Cars required will not relieve UP of its obligation as stated in sub-paragraph A.1. of this
Section 6. To the extent APL's actual daily volume exceeds the estimated volume provided by APL in its 12 hour advance notice by a factor of 125%, UP will not be obligated to provide Stack Cars for the volume in excess of 125%.

         B.       Stack Car Supply

                  The conditions under which UP will provide Stack Cars to APL are set forth in Appendix 6.B.

         C.       UP Relief From Obligation

                  In the event APL incurs a shortage of chassis at any given UP intermodal terminal, and such shortage results in a situation where inbound APL Containers are held on Stack Cars, then UP will be relieved of certain of its Stack Car supply obligations as described in Appendix 6.B until such time as all inbound APL Containers are placed on chassis.

         D.       Equipment Use

                  The rules covering the use of a Container while the Container is in UP's possession or while UP may otherwise be responsible for the Container shall be governed by the AAR Rules.

         E.       Maintenance of Equipment

                  1.       Responsibility

                  Except as otherwise stated in this Agreement, responsibility for loss, damage, maintenance, and repair of Equipment and Intermodal Cars will be governed as follows:

                           (a)      Intermodal  Cars shall be  governed  by the
then current Field Manual of the A.A.R. Interchange Rules, sometimes referred to as the Car Interchange Rules of the Association of American Railroads ("Car Rules") in effect on the effective date of this Agreement and as may be amended from time to time, and

                           (b)      Containers and Chassis shall be governed by
the Container Rules.

                  2.       Cost of Repairs for APL Stack Cars

                  The cost of repairs to APL Stack Cars shall be allocated as follows:

                           (a)      APL shall pay for or perform owner's
responsibility repairs under the Car Rules.

                           (b)      UP shall pay for or perform those handling
carrier responsibility repairs under the Car Rules that become necessary while an APL Stack Car is in the possession of UP.

                           (c)      APL shall be responsible for all repairs
 while an APL Stack Car is in the possession of a third party, including but not limited to another rail carrier.

                  3. Cost of Repairs for Containers and Chassis The cost of repairs to Containers and Chassis will be allocated as follows:

                           (a)      APL shall pay for or perform owner's
responsibility repairs under the Container Rules.

                           (b)      UP shall pay for or perform  those  handling
carrier responsibility repairs under the Container Rules that become necessary while a Container or Chassis is in the possession of UP. If after joint investigation by APL and UP, the responsible party cannot be determined, the cost of handling carrier responsibility repairs shall be shared equally by APL and UP.

                           (c)      As between APL and UP, APL shall be
responsible for all repairs while a Container or Chassis is in the possession of a third party, including but not limited to a motor carrier and other rail carriers.

                  4.       Repairs By Non-Responsible Party

                  If either party performs repairs to Containers or Chassis for which the other party is responsible under this Section, the responsible party shall pay the performing party as set forth in the Container Rules.

                  5.       Permission To Enter.

                  Only upon written request by APL, and after execution of a signed Right of Entry Agreement, UP may permit APL or its contractor to enter onto UP property at UP origins and UP destinations to bring personnel, material and equipment onto that property, and to perform repairs to Containers, Chassis, and Stack Cars on that property. This permission, if granted, shall be in writing and shall not be unreasonably withheld.

Section 7.        SERVICE COMMITMENTS BY UP

                  Appendix 7 sets out the standards for UP's service performance and the remedies if UP fails to meet those standards.

Section 8.        APL'S VOLUME COMMITMENT

                  Appendix 8 sets forth APL's volume commitment to UP and remedies if APL fails to meet those commitments.

Section 9.        CAR COST COMPONENT AND USE OF APL OWNED STACK CARS

         A.       APL's Payment for Stack Cars.
                  Other than the domestic 20' and 40' rates applying from Chicago, IL, Kansas City, MO and St. Louis, MO on the one hand, to Seattle, WA, Portland, OR, Oakland, CA and Los Angeles, CA, on the other hand, the domestic rates shown in Exhibit B include a car cost component equal to the average per diem and mileage paid by UP to TTX and other rail carriers. The car cost component is derived by the process described in Appendix 9.A.

         B.       UP Use of and Payment for APL Owned or Leased Stack Cars.

                  1. For purposes of this Agreement, the terms "APL owned Stack Cars" and "APL Stack Car" shall mean those cars owned by APL and/or Pacer as well as those cars leased by APL and/or Pacer bearing marks of "APLX" or "BRAN" or any other mark Pacer arranges to be placed on Stack Cars for movement on UP under this Agreement.

                  2. UP may use APL owned Stack Cars for the movement of APL volumes, Pacer volumes or the volumes of other UP customers.

                  3. Appendix 9.B sets forth the parties' agreement regarding per diem and mileage rates payable by UP for the use of, and other matters regarding, the Stack Cars identified in Appendix 9.B.

Section 10.       OTHER APL OBLIGATIONS

         A.       Collection of Charges

                  APL shall pay UP the Rates set forth in Exhibit B, adjusted in accordance with Section 13, as compensation for the transportation services described in this Agreement. Payment shall be made within thirty (30) days of receipt of an invoice from UP. However, if APL demonstrates that it received any UP invoice more than six calendar days after the date of the invoice, the payment period shall be extended, day for day, by the number of days beyond six days. If APL does not pay UP within the specified time period at UP's request, APL shall pay a late charge of 1.5% per month or the maximum rate then permissible by law, whichever is less.

         B.       Shipping Orders

                  APL shall prepare shipping orders which will specify the rail route of movement for the Containers listed on each shipping order.

         C.       UP Domestic Container Space

                  APL agrees to make available to UP's retail subsidiary, Union Pacific Distribution Services ("UPDS") or its successors, a minimum of 25% of the available domestic Container space on any given APL Train (hereinafter "25% Allocation").

                  In the event UPDS does not fully utilize its 25% Allocation during any calendar month for a particular traffic corridor, the total number of Containers tendered by UPDS for Stack Car Train service in that corridor and direction of movement in the following calendar month shall not exceed 200% of the average per train tender for the month in which UPDS did not utilize its 25% Allocation, not to exceed a 10-unit increase per Stack Car Train. For example, if UPDS's current 25% Allocation for the Stack Car Train moving eastbound from Oakland, California, is 50 Containers per train, and during a given calendar month, UPDS tenders an average of 20 Containers per train, then

UPDS's maximum 25% Allocation for the next month for that train will be 20 x 200% or a total of 10 additional Containers per train, whichever is less. In this example, UPDS's new 25% Allocation on the eastbound Stack Car Train from Oakland, California, would be 30 Containers per train.

Section 11.       EQUIPMENT STORAGE

         A.       Parking Spaces at Terminals

UP will provide parking spaces and spaces for empty chassis to APL at UP's Global One facility pursuant to the terms and conditions specified in Appendix 11.

         B.       Equipment Storage Charges

                  UP will allow APL Equipment to be stored at points set forth in Exhibit G, subject to the free time and charges set forth in that Exhibit.

         C.       Storage of Stack Cars

                  1. At UP's Global One facility, UP shall provide temporary track space to store Stack Cars as specified in Appendix 11. UP will make reasonable efforts to accommodate the storage of additional Stack Cars, that is, Stack Cars above and beyond those Stack Cars specified in Appendix 11. Such storage may be at Global One or elsewhere on UP controlled property. If UP is unable to store additional Stack Cars, it will verbally notify APL. Within twenty-four (24) hours of such notification, APL will verbally notify UP of APL's desired disposition of these Stack Cars. All APL controlled Stack Cars will remain in the APL account until delivered off-line.

                  2. UP shall provide temporary storage of APL Stack Cars without charge when cargo volumes or other factors do not allow for continued use of APL Stack Cars. When APL Stack Cars are stored by UP, UP shall be relieved of paying the per diem charges as set forth in Section 4 of Appendix 9.B from the time the APL Stack Car is placed in storage until it is removed from storage.

Section 12.  PARTICIPANT AND TPI SHIPMENTS

         A. UP and Participants To Negotiate All Terms Other Than Rates and Train Schedules

                  UP and APL agree that APL arranges for the transportation of Participants' Containers with UP, as well as with other rail carriers. UP and APL acknowledge that the terms and conditions of the transportation by rail shall be agreed upon by UP and the Participants other than the Rates and Train Schedules applicable to Participants for movement of their Containers.

                  Unless otherwise specifically advised in writing by APL, UP acknowledges that APL has no authority as agent for the Participants to enter into any agreement with UP exculpating or in any way limiting UP's liability for cargo loss, damage, delay or misdelivery, if any. UP shall issue bills of lading either directly or through APL as agent of UP which advises Participants of the terms and conditions of the rail transportation.

         B.       Participants' Volume Commitment

                  UP shall allow any Domestic Shipments tendered by a Participant under this Agreement to count toward any annual volume commitment which that Participant has with UP.

         C.       International Shipments for TPI Customers

                  Provisions for TPI Customer shipments are set forth in Appendix 12.C.

Section 13.       RATES/ADJUSTMENT TO RATES

                  Appendix 13 sets forth UP's rates and charges to APL and the adjustment mechanisms applicable to those rates and charges.

Section 14.       COMPETITIVE PROPOSALS

                  Appendix 14 sets forth provisions for the adjustment of UP's rates and charges to APL as a result of specified market conditions and competitive circumstances.

Section 15.       FORCE MAJEURE

                  In the event that either party is unable to meet its obligations under this Agreement as a result of Acts of God, war, insurrection, strikes, high winds, derailments which result in the normal route being impassable, heat and cold weather speed restrictions, or any like causes beyond its control, the performance obligations of the party or parties affected by the force majeure condition shall be suspended to that extent for the duration of such event; PROVIDED, HOWEVER, that the parties shall make all best faith efforts to continue to meet their obligations during the duration of the force majeure condition; and PROVIDED, FURTHER, that the party declaring force majeure shall notify the other parties in writing when (a) the force majeure commences,
(b) the nature of the force majeure, and (c) when the force majeure condition is terminated.

                  The suspension of any obligation owing to force majeure shall neither cause the term of this Agreement to be extended nor affect any rights accrued under this Agreement prior to the force majeure condition.

                  If the parties are unable to agree on whether an operating condition constitutes a force majeure condition, the matter shall be brought to the attention of the APL Vice President-Transportation Purchasing and the UP Vice President-Intermodal within ten (10) days of the occurrence of the disputed event for resolution by them.

Section 16.       ARBITRATION

         A.       Panel

                  If during the term of this Agreement any dispute between the parties, except concerning loss and damage, should arise regarding the interpretation, application or enforcement of any of the terms of this Agreement, and such dispute cannot be resolved by the parties within sixty (60) days after either of the parties notified the other of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association. For arbitration, a panel of three arbitrators shall be named, one to be selected by UP, one to be selected by APL, and one to be selected by the other two arbitrators. If the two arbitrators previously appointed by UP and APL cannot agree upon the third arbitrator within fifteen (15) days, then either party may apply to the presiding judge of any court of competent jurisdiction for appointment of a neutral third arbitrator. In the alternative, the parties may agree on a sole arbitrator.

         B.       Arbitrators' Findings and Rules of Evidence

                  The finding of the arbitrator shall be binding on the parties, subject to provisions of the Federal Arbitration Act. No change in the rules of arbitration which would deprive a party of the right to be represented by counsel, to present evidence or to cross-examine witnesses presented by the other party shall be effective in any arbitration proceeding arising out of this Agreement.

         C.       Arbitrators' Duties

                  The arbitrators shall have no power to modify any of the contract provisions without the parties' consent, and their jurisdiction is limited accordingly. The decision of the arbitrators shall be rendered within ninety (90) days after the matter has been submitted.

         D.        Expenses

                  Each of the parties shall be responsible for the expenses incurred by the arbitrator appointed by said party, and the expenses, fees and cost of the third arbitrator, or sole arbitrator shall be borne equally between the parties.

         E.       Confidentiality

                  Any terms and conditions of this Agreement as well as any confidential cost information which must be disclosed by any party during the course of arbitration shall only be disclosed pursuant to the arbitrators' execution of a non-disclosure agreement acceptable to all parties.

Section 17.       RENEGOTIATION

         A. If performance of the terms of this Agreement, as currently written or as subsequently modified by the parties or by order, law, rule, regulation of a competent governmental or regulatory authority would have a material adverse effect on any party due to causes beyond the control of the materially adversely affected party, then that party may request in writing that any or all terms of this Agreement be renegotiated; PROVIDED, HOWEVER, that competitive transportation proposals or offerings shall not be grounds for such renegotiation. New terms so renegotiated shall become effective at the time a renegotiated agreement is executed. If, after renegotiation in good faith, the parties are unable to agree upon new terms within 90 days of the written request for renegotiation, any party may terminate this Agreement by giving written notice of termination to all other parties.

         B. The mechanism for any party to this Agreement to request renegotiation of Rates is set forth in Appendix 17.B.

Section 18.       MUTUAL INDEMNITY

                  Each party to this Agreement shall indemnify and hold the other party harmless against all liability, loss, damage, and expense, including attorneys' fees, reasonably incurred by the other party to the extent that such liability, loss or damage is caused by the negligent or intentional act or by any default under this Agreement by any employee, agent or subcontractor of the indemnifying party. More specifically, UP shall be liable to APL for any loss or damage to APL owned, leased or controlled Equipment or for any injury to any employee, agent or subcontractor of APL caused by the negligent or intentional act or failure to act by UP, its agents and subcontractors to the extent provided by applicable law. If UP is found liable for such loss, damage or injury, UP shall also be liable for any expenses, including attorneys' fees, reasonably incurred by APL in resolving such claims.

                  APL shall be liable to UP for any loss or damage to UP owned, leased or controlled Equipment or for any injury to any employee, agent or subcontractor of UP caused by the negligent or intentional act or failure to act by APL, its agents and subcontractors to the extent provided by applicable law. If APL is found liable for such loss, damage or injury, APL shall also be liable for any expenses, including attorneys' fees, incurred by UP in resolving such claims.

Section 19.    CLAIMS FOR CARGO LOSS AND DAMAGE

         A.    Domestic Shipments and Third Party Equipment

                  Liability for loss or damage to any Equipment owned by persons other than the parties to this Agreement shall be governed by the terms and provisions of UP's Intermodal Rules and the AAR Container Rules.

                  Claims for loss or damage to Domestic Shipments shall be handled by UP with the individual Participant, and UP's liability to the Participant shall be as set forth in

                  UP's Intermodal Rules. APL agrees to cooperate with UP in settling any claims for loss or damage to Domestic Shipments or to Equipment owned by persons other than the parties to this Agreement.

         B.       International Shipments

                  This section shall govern claims arising out of International Shipments only.

                  1. Duties of Parties

                  UP and APL each undertake, with respect to the other,

                  (a) to cooperate with each other to settle International cargo and Equipment damage claims, and to do nothing to increase the liability or exposure of the other party to increased cargo or equipment damage claims.

                  (b) to accept liability for actual cargo shortage when a seal is breached while the cargo is in its possession, unless that party can produce an executed interchange receipt or other documentation showing that the seal was broken when the cargo was first received by the party;

                  (c) to accept liability for cargo and Equipment damage when carrying Equipment is damaged while in its custody or that of its agents, unless such party can produce duly executed interchange receipt documentation or other documentation evidencing that the Equipment was damaged when first received by such party or that cargo damage was caused by other than such party's handling. APL will provide all pertinent documentation including any communications from the individual cargo interest relating to the shipment and all APL correspondence with the individual cargo interest relating to the shipment as well as any reports or communications made or ordered by APL while the shipment was in the possession of

APL, including, but not limited to, bills of lading, dock receipts, trailer interchange records, and surveys made of the cargo or equipment.

                  (d) Nothing in this Agreement shall be defined or construed to make the package or liability limitations of C.O.G.S.A. unavailable to UP.

C. Processing of Cargo Claims

                  When APL refers a cargo claim either for Domestic or International Shipments, to UP, UP shall:

                  (a) acknowledge receipt of the referred claim to APL within 30 days of such receipt; and,

                  (b) within 120 days after receipt of the completed referred claim,

                  (1) pay the claim;

                  (2) decline to pay the claim and furnish an explanation of denial together with any supporting documentation for the denial; or

                  (3) advise APL as to the status of the claim as required by
Part 1005 of Title 49, Code of Federal Regulations. D. Notification of Damage

                  Whenever substantial cargo or Equipment damage is brought to the attention of UP's Damage Prevention Services while the cargo or Equipment is in the possession of UP, UP shall promptly notify APL concerning the extent of damage as well as the location and availability of the cargo and Equipment for inspection, APL shall thereafter notify the cargo interest of any damaged cargo and obtain the instructions of the cargo interests, if any, and furnish advice of disposition to UP. UP shall not dispose of any cargo and/or Equipment without APL's written authorization to do so. Whenever substantial damage is brought to the attention of APL while the cargo is in the possession of APL, APL shall promptly notify UP's Damage Prevention Services as to the nature of the damage and location of the Equipment.

                  E. Agreement Only for Benefit of Party

                  Except as otherwise provided herein, this Agreement shall not be interpreted as intended for the benefit of, or as providing any legal remedy for, any person not a party hereto.

                  F. Condition Precedent

                  As a condition precedent to recovery on claims for loss or damage, the liability of UP shall be limited to those cargo claims which are filed with UP by cargo interests, or by APL when the claim rights of cargo interests have been subrogated to APL, in writing within nine months (9) from the date that UP has completed performance under the through bill of lading for such shipment; PROVIDED, HOWEVER, that for shipments moving via UP direct or where UP is solely responsible for said loss or damage, said filing period shall be extended to twelve (12) months from the date UP has completed performance under the through bill of lading when said claim is filed with UP by cargo interests directly, and said filing period shall be extended to fourteen (14) months from the date UP has completed performance under the through bill of lading when said claim is filed with UP by APL on behalf of cargo.

Section 20. HAZARDOUS MATERIALS AND RESTRICTED COMMODITIES

         A.       Hazardous Materials

                  In the event that any International or Domestic Shipment contains hazardous material, APL International or APL shall obtain certification on the shipping documents received from the consignor that the consignor has complied with all appropriate federal regulations governing the transportation of such hazardous materials, including, but not limited to, regulations concerning loading, blocking, bracing, documentation, placarding, commodity mix, and packaging. APL shall furnish UP (or the origin carrier) with the hazardous materials information prior to acceptance for transportation by UP. UP reserves the right to refuse to accept or restrict hazardous materials. UP shall supply APL with a list of prohibited hazardous materials not later than 30 days prior to UP's refusal to accept such hazardous materials under this Agreement.

                  B. Indemnity

                  APL shall indemnify UP for all losses, damages, liabilities, fines, civil penalties and expenses (including attorney's fees) suffered by UP to the extent caused by the omission of full disclosure required by this Section or by applicable law or regulation.

                  Containers discovered leaking hazardous materials at any UP destination terminal shall not be allowed to leave the premises until (a) responsibility therefor is determined and/or the leak is repaired, or (b) UP obtains permission from the involved Government authorities to move the shipment.

                  C. Duty of Cooperation

                  The parties recognize that, as to Domestic Shipments, the primary responsibility for any spill, discharge, or accident resulting from a failure by the consignor to comply with applicable federal regulations shall be the responsibility of the Participants; and that, in the event of a spill, discharge, or accident resulting from the failure of a consignor or one or more Participants to properly package, block, brace, or load hazardous materials, or in the event of a claim, lawsuit, judgment, settlement, citation, fine or penalty arising out of such failure, UP shall assist APL by furnishing all relevant communications, data, information and reports to APL.

Section 21.       FEDERAL CONTRACTOR REQUIREMENTS

                  A. Applicable Laws

                  The parties, each for its own part, shall comply with and give all representations and further assurances required by any law or regulation applicable to federal contracts and subcontracts including, without limitation, the following:

                  (1) the extent applicable, the Renegotiation Act of 1951, as amended, (50 U.S.C. App.ss.ss.1211 et seq.,), the Walsh-Healy Public Contracts Act, as amended (41 U.S.C.ss.ss.35, 45), and the Contract Work Hours and Safety Standards Act, as amended (40 U.S.C.ss.ss.327,333); (2) to the extent applicable, Executive Order No. 11246 dated September 24, 1965, as amended, relating to equal employment opportunity and affirmative action in employment of persons without regard to race, color, religion, sex or national origin; Executive Order No. 11701 dated January 24, 1973, relating to affirmative action in the employment of certain veterans; Executive Order No. 11758 dated January 15, 1974, relating to affirmative action in employment of handicapped individuals; Executive Order No. 11 625 dated October 13, 1971, relating to the assistance of minority business enterprises; Executive Order No. 12138 dated May 18, 1979, relating to the assistance of women's business enterprises; the Age Discrimination Act of 1975; all applicable Regulations of the Secretary of Labor, including, but not limited to, 41 C.F.R.ss.ss.60-1.4 et seq.; 41 C.F.R.ss.ss.60-250 et seq.; and 41 C.F.R.ss.ss.60-741 et seq.; and all applicable Federal Procurement Regulations including, but not limited to, 41 C.F.R.ss.ss.1-1.13 et seq.; and,

                  (3) to the extent applicable, Defense Acquisition Regulations-104.14, relating to the utilization of small business and minority business concerns; and 7-104.20, relating to the utilization of labor surplus area concerns.

                  B. Certification

                  Each party hereby certifies to the other that it does not and shall not maintain any facilities provided for employees which are unlawfully segregated, that it does not and shall not permit employees to perform services at any location under its control or that of its subcontractors where unlawfully segregated facilities are maintained, and that it shall require its non-exempt subcontractors to furnish a similar certification to the award of any non-exempt contract.

Section 22.       OTHER AGREEMENTS

                  This Agreement and the Original Agreement, as amended and supplemented and in effect through the date of this Agreement (including, without limitation, the Letter of Understanding dated April 4, 2002, between the parties), together comprise the entire agreement and understanding between the parties regarding the subject matter hereof and thereof and supersede all other existing and prior agreements between the parties with respect to such subject matter; provided, however, that the termination of any and all existing and prior agreements shall not release any party from any obligation that may have accrued under those agreements prior to such termination.

Section 23.       WHEN TERMS AND PROVISIONS OF UP'S INTERMODAL RULES APPLY


                  The provisions relating to the applicability of UP's Intermodal Rules are set forth in Appendix 23 and Exhibit Z.

Section 24.       ASSIGNMENT

                  Except as expressly allowed by this Section, no party to this Agreement may assign this Agreement, in whole or in part, or assign any rights granted by or under this Agreement, or delegate to any person not a party to this Agreement any of its obligations under this Agreement without the prior written consent of the other party. In the event of an acquisition or merger of UP by another Class I railroad or by UP of another Class I railroad, APL International, APL Co. and/or LTS have the right (1) to refuse its agreement to allow UP to assign this Agreement to the acquiring or merging party(ies) and (2) if UP attempts to assign this Agreement, to terminate this Agreement upon thirty (30) days written notice at any time subsequent to the consummation of the transaction between UP and the other party(ies). Similarly, in the event of a major restructuring of APL International, APL Co. and/or LTS which (a) would result in a significant change in the volume of Containers tendered by APL International, APL Co. and/or LTS to UP or (b) would significantly increase the cost of doing business for UP or (c) would significantly change UP's operational or administrative efficiency of doing business with APL International, APL Co. and/or LTS, or (d) would significantly impact UP's position negatively in the intermodal market; UP has the right to refuse its agreement to allow APL International, APL Co. and/or LTS to assign this Agreement. However, if the major restructuring of APL International, APL Co. and/or LTS does not result in any of the changes described in (a) through (d) of the immediately preceding sentence, APL International, APL Co. and/or LTS may assign this Agreement without UP's consent. In the event that UP's consent is required because a major restructuring of APL International, APL Co. and/or LTS would result in (a), (b),
(c) , or (d) above, and UP does not grant its consent to the assignment on that basis, the parties shall engage in renegotiation of the Agreement in an effort to obtain UP's consent. In the event the parties cannot successfully renegotiate this Agreement, LTS shall have the right to terminate this Agreement in its entirety as to all parties. In the event that LTS terminates this Agreement pursuant to the above sentence, APL International, APL Co. and LTS will transition their business to a new carrier as soon as possible, but no longer than six (6) months after termination of this Agreement. Subject to this Section, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their permitted successors and assigns.

                  For purposes of this Section, a major restructuring is defined as a merger, sale of substantially all assets or other change of control. An initial public offering of shares of APL International, APL Co. and/or LTS shall not be considered to result in any of the changes described in (a) through (d) above; and, therefore, shall not be considered to require UP's consent to assignment of this Agreement.

Section 25.       YEAR 2000 COMPLIANCE

                  UP and APL each represent and warrant (i) it has audited its computer hardware and software systems which will be utilized in connection with this Agreement and (ii) that accurate and current information regarding the Year 2000 Compliance status of such hardware and software systems and the party's plans to address Year 2000 Compliance problems have been supplied or made available to the other party. UP and APL each further represent and warrant that they will cooperate with each other in providing or making available updated information regarding their Year Compliance program upon reasonable request.

                  Any costs associated with effectuating Year 2000 Compliance shall be borne by each party and shall not result in any additional charges to the other under this Agreement.

                  When data is exchanged between UP and APL as part of this Agreement, UP and APL each agree to provide to the other, at no additional cost, reasonable testing assistance and cooperation in order to verify Year 2000 Compliance. Each party shall designate a Year 2000 Technical Contact person with sufficient knowledge, experience, and expertise in areas of the Year 2000 problem and the party's systems environment, who will be available to facilitate answering questions, coordinate deliverables for testing Year 2000 compliance and provide other assistance as needed.

                  For purposes of this Section, "Year 2000 Compliance" means that each computer hardware and software system or component thereof (including without limitation hardware, firmware, middleware, custom or commercial software, internal components or subroutines therein, or databases which perform any date/time data recognition function, calculation, comparing or sequencing) will (a) accurately record, process, store and display date and time data (including but not limited to calculating, comparing and sequencing) on dates from, into and between different centuries, including the years 1999 and 2000 and including leap year calculations, (b) will respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed and defined manner, (c) will store and provide output of date information in ways that are unambiguous as to century, and (d) will conform to the foregoing requirements when interfacing with operating systems and other software, hardware and systems with which it will interact in performing any obligations under this Agreement.

Section 26.       NOTICES
                  -------

                  Except as provided otherwise in this Agreement, any and all notices given by any party under this Agreement shall be in writing and shall be delivered (postage or other delivery charges prepaid) to the other parties by USPS Express Mail, UPS, DHL, Federal Express or other established expedited courier service, telecopy, facsimile or like wire delivery or any other commercially reasonable and accepted form of delivery, excluding regular U.S. Postal Service, to the following addressees:

         To LTS:         Pacer International, Inc.
                         2300 Clayton Road, Suite 1200
                         Concord, California 94520
                         ATTN: Vice President-Transportation Purchasing

           To APL Co./            American President Lines, Ltd.
           APL International:     APL Co. PTE, Ltd.
                                  1111 Broadway
                                  Oakland, California 94607
                                  ATTN: Vice President-Transportation Purchasing

           To UP:                 Union Pacific Railroad Company
                                  1416 Dodge Street
                                  Omaha, NE 68179
                                  ATTN:  Vice President -Intermodal

Any written notice given under this Agreement shall be deemed effective on the date the notice is received.

Section 27.       CONFIDENTIALITY

                  The parties agree that the commercial terms of this Agreement and its appendices are confidential and proprietary, and that unauthorized disclosure could be damaging from a commercial or competitive standpoint under many circumstances. Therefore, except as otherwise provided in this Agreement and except to the extent required by law, the contents of this Agreement shall not be disclosed or released by any party to anyone other than that party's employees on a "need to know" basis without the written consent of the other party during the term of this Agreement and for one (1) year thereafter. Any employee having access to any part of this Agreement or to any information contained within the Agreement must agree to abide by the terms of this provision. This includes, without limitation, rate information of any kind, customer identities, traffic volumes and commodities moving via APL, train schedules and/or performances, and any other information learned by one party about the other's business during the course of their dealings thereunder.

Section 28.       VENUE
                  -----

                  Any lawsuits filed by either party against the other arising from any dispute between the parties during the term of this Agreement shall be brought in the San Francisco, California judicial district, either state or federal.

Section 29.       APPLICABLE LAW

                  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California, without reference to the laws of any other jurisdiction except to the extent governed by the laws, rules and regulations of the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

UNION PACIFIC RAILROAD COMPANY              Attest:



By: /s/ Ivan Evans
   ------------------------------------
Title: President and C.O.O.                                       Secretary
      ---------------------------------


PACER INTERNATIONAL, INC.                            Attest:
         d/b/a Pacer Stacktrain

By: /s/ Larry Yarberry
   ------------------------------------
Title: Executive Vice President                                   Secretary
      ---------------------------------



AMERICAN PRESIDENT LINES, LTD.                       Attest:



By: /s/ Timothy J. Windell
   ------------------------------------
Title: Vice President                                               Secretary
      ---------------------------------



APL CO. PTE LTD.                                              Attest:



By: /s/ Timothy J. Windell
   -----------------------------------
Title: Authorized Signatory                                           Secretary
      --------------------------------